Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each undersigned officer of BW LPG Limited, a public limited company incorporated under the laws of Singapore (“BW LPG”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2024 (the “Report”) of BW LPG fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BW LPG.

Date: 28 March 2025
	By:	/s/ Kristian Sørensen
	Name:	Kristian Sørensen
	Title:	Chief Executive Officer
BW LPG Limited

Date: 28 March 2025
	By:	/s/ Samantha Xu
	Name:	Samantha Xu
	Title:	Chief Financial Officer
BW LPG Limited